SCHEDULE A14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE A14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 QUALIVEST FUNDS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                     FIRST AMERICAN INVESTMENT FUNDS, INC.
                           FIRST AMERICAN FUNDS, INC.
                       FIRST AMERICAN STRATEGY FUNDS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

[LOGO] QUALIVEST MUTUAL FUNDS


September 15, 1997



Dear Valued Shareholder:

In August of this year, U.S. Bancorp and First Bank System joined to create a new, exciting banking organization. Our new company will bring you expanded and improved financial services.

As part of our efforts to create efficiencies and enhance services to all our customers, a number of operational and administrative areas are expected to be consolidated between the two organizations. The merger of the Qualivest Funds into the First American family of funds is one such proposal.

Our goal is to consolidate similar funds among the two fund families, while offering a broader range of investment options. Enclosed is a Fund-to-Fund Merger Matrix showing which First American funds the Qualivest Funds will merge into, and a Shareholder Q & A to help answer questions.

The proposed merger would be tax-free and would not involve any sales charges, commissions or transaction fees. As a shareholder in the Qualivest Funds, you have the right, and we encourage you, to place your vote regarding the proposed merger.

You are also being asked to approve First Bank as the investment adviser of your funds. This package contains important information about this proposal and about the merger that you should consider before voting. Please review it carefully.

PLEASE NOTE THAT YOU MAY HAVE RECEIVED ONE BALLOT FOR EACH QUALIVEST FUND YOU OWN. ALL BALLOTS SHOULD BE VOTED AND RETURNED IN THE ENCLOSED, POSTAGE-PAID REPLY ENVELOPE. WE WOULD APPRECIATE RECEIVING YOUR VOTE(S) PRIOR TO OCTOBER 10, 1997.

If you have any questions, please do not hesitate to contact your investment professional. Thank you in advance for your cooperation in this matter.

Very truly yours,


/s/ Tim Leach

Tim Leach
President, CIO & Director
Qualivest Capital Management, Inc.

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


                       PROPOSED FUND-TO-FUND MERGER MATRIX

QUALIVEST FUND                              FIRST AMERICAN FUND

Small Companies Value Fund................. Small Cap Value Fund [new Fund]
Large Companies Value Fund................. Stock Fund
Optimized Stock Fund....................... Equity Index Fund
Intermediate Bond Fund..................... Intermediate Term Income Fund
Diversified Bond Fund...................... Fixed Income Fund
International Opportunities Fund........... International Index Fund [new Fund]
Money Market Fund.......................... Prime Obligations Fund
U.S. Treasury Money Market Fund............ Treasury Obligations Fund
Tax-Free Money Market Fund................. Tax Free Obligations Fund [new Fund]
Allocated Conservative Fund................ Strategy Income Fund
Allocated Balanced Fund.................... Strategy Growth and Income Fund
Allocated Growth Fund...................... Strategy Growth Fund
Allocated Aggressive Fund.................. Strategy Aggressive Growth Fund

                   QUALIVEST FUNDS/FIRST AMERICAN FUNDS MERGER

                      SHAREHOLDER QUESTION AND ANSWER GUIDE

Q. What does the merger of U.S. Bancorp and First Bank System have to do with my Qualivest Fund holdings?
A. Due to the merger of these two organizations, it is appropriate to consolidate certain divisions that are duplicated at both banks. The asset management and mutual fund areas are an example of this. As a result of the merger, First Asset Management, a division of First Bank (also known as U.S. Bank), is the current investment advisor to both the Qualivest Funds and the First American family of funds.

Q.       How are my Qualivest Funds affected?
A. Most of the Qualivest Funds will merge into existing First American funds that have similar investment objectives and management styles. A few Qualivest Funds will be merged into new First American funds with similar objectives and policies that have been created for purposes of the merger. (Refer to the enclosed Fund-to-Fund Merger Matrix.) Although the Qualivest Funds are similar to the First American funds into which they will merge, there are some differences, which are discussed in the enclosed proxy statement/prospectus.

Q.       Why is it necessary to merge the two fund families?
A. The proposed merger is expected to facilitate investment management, administration and marketing, improve efficiency and eliminate duplicative costs. In addition, by becoming members of the First American family of funds, former Qualivest Fund shareholders will have a greater number of investment portfolio options available to them.

Q.       When will this merger take place?
A. Pending the outcome of the shareholder vote and meeting to be held October 31, 1997, the proposed merger is scheduled to take place on November 21, 1997.

Q.       Will my new fund(s) be managed in a similar manner to my Qualivest
         Funds?
A. The funds will be managed by First Asset Management. Careful attention was paid to merging funds with similar investment styles and objectives. The new First American fund(s) you will hold will be closely matched to the Qualivest Fund(s) you currently own. However, as noted above, there are some differences which are discussed in the enclosed proxy statement/prospectus and you should consider these differences carefully.

Q. How will I know which First American fund will be used for my investment(s) after the merger?
A. As part of this package you have received a Fund-to-Fund Merger Matrix which explains this. It shows all Qualivest Funds and their corresponding First American funds in relation to this merger. Additional detail is also contained in the proxy statement/prospectus.

Q.       Do I have a say in whether or not the merger takes place?
A. Yes, by voting your enclosed proxy ballot(s). You also have the option of appearing in person at the shareholder meeting on October 31, 1997. We would appreciate receiving your proxy ballot prior to October 10, 1997 so that we know what choice you have made regarding the merger. Please note that you may have received one proxy ballot for each fund you own. All ballots must be voted and returned in the business reply envelope included in this package.

         If approved, we expect that the merger will take place on November 21, 1997. If you choose not to participate in the move into the First American funds, you will need to notify your investment professional and they will liquidate your Qualivest Fund holdings.

Q.       Will there be any cost to me for the merger?
A. No. Costs of the reorganization are the responsibility of First Bank and are not expected to be passed on to shareholders in any way.

  IF YOU HAVE ANY ADDITIONAL QUESTIONS, PLEASE SEE YOUR U.S. BANCORP INVESTMENT PROFESSIONAL OR CALL FIRST AMERICAN FUNDS INVESTOR SERVICES AT 1-800-637-2548.